AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                            DATED: SEPTEMBER 20, 2000



                                 BY AND BETWEEN



                                HUMBOLDT BANCORP

                                       AND

                                 TEHAMA BANCORP


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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement")
is entered  into as of September  20, 2000 by and between  Humboldt  Bancorp,  a
California   corporation   ("Humboldt"),   and  Tehama  Bancorp,   a  California
corporation ("Tehama").

                                    RECITALS:

     WHEREAS, the respective Boards of Directors of Tehama and Humboldt have determined that it is in the best interests of Tehama and Humboldt and their respective shareholders for Tehama to be merged with Humboldt, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code and other applicable laws;

     WHEREAS, Tehama Bank is a wholly-owned subsidiary of Tehama and Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan Association are wholly-owned subsidiaries of
Humboldt;

     WHEREAS, each of the Boards of Directors of Tehama and Humboldt have approved this Agreement and the transactions contemplated hereby;

     WHEREAS, Tehama's and Humboldt's Boards of Directors have resolved to recommend approval of the merger of Tehama and Humboldt to their respective shareholders; and

     WHEREAS, upon the consummation of the Merger of Tehama with Humboldt, Tehama Bank shall become a wholly-owned subsidiary of Humboldt.

     NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, Tehama and Humboldt hereby agree as follows:


        ARTICLE 1.  DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

"Acquisition Event" shall mean any of the following:

        (a) Prior to the termination of this Agreement, either Tehama or Humboldt shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than Tehama, Humboldt or any of their respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction

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involving Tehama,  Humboldt or any of their respective  Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only
existing  Subsidiaries),   (ii)  the  disposition,  by  sale,  lease,  exchange,
dissolution or liquidation, or otherwise, of all or substantially all of the assets of Tehama or Humboldt or any asset or assets of Tehama or Humboldt the disposition or lease of which would result in a material change in the business or business operations of Tehama or Humboldt, a transfer (other than routine or previously scheduled transactions involving existing Employee Plans or Benefit Arrangements) of any shares of stock or other securities of Tehama or Humboldt by Tehama or Humboldt, or a material change in the assets, liabilities or results of operations or the future prospects of Tehama or Humboldt, including, but not limited to a grant of an option entitling any Person (other than Tehama or Humboldt) to acquire any shares of stock of Tehama or Humboldt or any assets material to the business of Tehama or Humboldt; or (iii) the issuance (other than pursuant to outstanding stock options or pursuant to Section 8.5) sale or other disposition by Tehama or Humboldt (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of Tehama Common Stock or Humboldt Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of Tehama Common Stock or Humboldt Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of Tehama or Humboldt;

        (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of Tehama Common Stock or Humboldt Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of Tehama Common Stock or Humboldt Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 10% of the outstanding shares of Tehama Common Stock or Humboldt Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 10% of the then outstanding shares of Tehama Common Stock or Humboldt Common Stock; or

        (c) The approval by Tehama's or Humboldt's shareholders, or the consummation by Tehama or Humboldt, of any Acquisition Transaction as described in Subsection (a) of this Paragraph.

"Acquisition Proposal" shall have the meaning given such term in Section 6.2.5 and 6.4.12.

"Affected Party" shall have the meaning given to it in Section 5.7.

"Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.


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"Affiliate  Agreements"  shall  have the  meaning  given to such term in Section
5.3.3.

"Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

"BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

"Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

"California Corporations Code" shall mean the General Corporation Law of the State of California.

"California Financial Code" shall mean the Financial Code of the State of California.

"CDFI" shall mean the California Department of Financial Institutions.

"Classified Assets" shall have the meaning given to such term in Section 6.1.15.

"Closing" shall have the meaning given to such term in Section 2.1.

"Closing Date" shall have the meaning given to such term in Section 2.1.

"Closing Schedules" shall have the meaning given to such term in Section 5.7.

"Commissioner" shall mean the Commissioner of Financial Institutions of the State of California.

"Conversion Rate" shall mean 1.775 shares of Humboldt Common Stock (except if the Humboldt Average Trading Price is less than $9.84375 but equal to or greater than $9.75, the Conversion Rate shall mean the quotient of $17.473 divided by the Humboldt Average Trading Price, otherwise the Conversion Rate shall remain at 1.775). If the Humboldt Average Trading Price is less than $9.75, the parties may renegotiate the Conversion Rate.

"Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

"Director Shareholder Agreement" shall have the meaning given such term in Sections 7.2.10 and 7.3.10.

"Dissenting Shares" shall mean shares of Tehama Common Stock or Humboldt Common Stock which come within all of the descriptions set forth in Subparagraphs (1),
(2), (3) and (4) of Paragraph (b) of Section 1300 of the California Corporations Code.

"Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of Section 1301 of the California Corporations Code.

"Effective Time" shall have the meaning given such term in Section 2.1.

"Employee Plan" shall have the meaning given such term in Section 3.21.3.

"Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

"Equity  Securities"  shall have the meaning  given to such term in the Exchange
Act.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exchange Agent" shall mean Illinois Stock Transfer, or such other Person as Humboldt shall have appointed to perform the duties set forth in Section 2.8.

"Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Tehama Common Stock or Humboldt Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of Tehama Common Stock or Humboldt Common Stock.

"FDIC" shall mean the Federal Deposit Insurance Corporation.

"Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

"GAAP" shall mean generally accepted accounting principles.

"Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

"Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

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"Humboldt" shall mean Humboldt Bancorp.

"Humboldt Average Trading Price" shall mean shall mean the average closing price during regular hours for Humboldt Common Stock as reported on the NASDAQ National Market System during the twenty prior days on which Humboldt Common Stock traded ending with the end of the fifth day immediately preceding the Effective Time.

"Humboldt Collateralizing Real Estate" shall have the meaning given to such term in Section 4.19.1.

"Humboldt Common Stock" shall mean the common stock, no par value per share, of Humboldt.

"Humboldt Documents" shall have the meaning given to such term in Section 4.6.2.

"Humboldt Fairness Opinion" shall have the meaning given to such term in Section 7.2.9.

"Humboldt Filings" shall have the meanings given such term in Section 4.6.1.

"Humboldt Financial Statements" shall mean the financial statements of Humboldt for the year ended December 31, 1999.

"Humboldt Market Value Per Share" shall mean the last trade of Humboldt Common Stock prior to the Effective Time.

"Humboldt  Material  Adverse Event" shall have the meaning given to such term in
Section 8.1.9

"Humboldt  Properties"  shall  have the  meaning  given to such term in  Section
4.19.1.

"Humboldt Stock Plans" shall have the meaning set forth in Section 4.5.

"Humboldt Superior Proposal" shall have the meaning set forth in Section 6.4.12.

"IRC" shall mean the Internal Revenue Code of 1986, as amended.

"Joint Proxy  Statement/Prospectus" shall have the meaning given to such term in
Section 3.7.2.

"Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement, the actual knowledge, after reasonable inquiry, of any director or executive officer of Tehama or Humboldt.

"Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to

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permit the parties to consummate the Merger.

"Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

"Merger" shall have the meaning set forth in Section 2.1.

"Merger Agreement" shall have the meaning given to such term in Section 2.1.

"New Certificates" shall have the meaning given to such term in Section 2.8.1.

"OREO" shall have the meaning given such term in Section 3.13.

"Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on Tehama or Humboldt in accordance with Paragraph
(b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

"Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

"Registration Statement" shall have the meaning given to such term in Section 3.7.2.

"Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

"Requisite Regulatory Approvals" shall have the meaning set forth in Section 7.1.2.

"Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

"Tehama" shall mean Tehama Bancorp.

"Tehama Certificates" shall have the meaning given such term in Section 2.8.1. "Tehama Collateralizing Real Estate" shall have the meaning given such term in
Section 3.23.1.

"Tehama Common Stock" shall mean the common stock, no par value, of Tehama.

"Tehama Documents" shall have the meaning given to such term in Section 3.6.2.

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"Tehama  Fairness  Opinion" shall have the meaning given to such term in Section
7.3.7.

"Tehama Filings" shall have the meaning given such term in Section 3.6.1.

"Tehama  Financial  Statements"  shall  have the  meaning  given to such term in
Section 3.7.3.

"Tehama  Material  Adverse  Event"  shall  have the  meaning  given such term in
Section 8.1.8.

"Tehama Properties" shall have the meaning given such term in Section 3.23.1.

"Tehama Stock Options" shall mean any options to purchase any shares of Tehama Common Stock or any other Equity Securities of Tehama granted on or prior to the Effective Time, whether pursuant to the Tehama Stock Option Plans or otherwise.

"Tehama Stock Option Plans" shall mean Tehama's written 1994 and 1999 Stock Option Plans as described in Schedule 3.5 hereto.

"Tehama Superior Proposal" shall have the meaning set forth in Section 6.2.5.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

"Surviving  Corporation"  shall have the  meaning  given to such term in Section
2.1.

"Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

"Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

"Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of Tehama Common Stock or Humboldt Common Stock such

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that, upon  consummation of such offer,  such person would own or control 15% or more of the then outstanding voting securities of Tehama or Humboldt.

"Understanding" shall have the meaning set forth in Section 6.1.5.

"Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

                              ARTICLE 2. THE MERGER

        Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, Tehama shall be merged with Humboldt, with Humboldt being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by Humboldt and reasonably concurred to by Tehama (the "Closing Date") which shall not, however, unless the parties agree otherwise in writing, be later than thirty (30) days after the receipt of necessary shareholder approvals and the Last Regulatory Approval and expiration of all applicable waiting periods. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean Humboldt.

        Section 2.2 Effect of Merger. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Tehama and Humboldt shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Tehama and Humboldt, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of Tehama and Humboldt immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either Tehama or Humboldt shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Tehama and Humboldt shall be preserved unimpaired and all debts, liabilities and duties of Tehama and Humboldt shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

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        Section  2.3  Articles of  Incorporation  and  Bylaws.  The  Articles of
Incorporation and Bylaws of Humboldt in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Humboldt Bancorp."

        Section 2.4 Conversion of Humboldt Stock. The authorized and issued capital stock of Humboldt immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of Humboldt shall remain as the common stock of the Surviving Corporation.

        Section 2.5 Conversion of Tehama Stock Options. At the Effective Time, all outstanding rights with respect to Tehama Common Stock pursuant to stock options under the Tehama Stock Option Plans shall be converted into and become equivalent rights with respect to Humboldt Common Stock at the applicable
Conversion Rate with a corresponding adjustment in the option price, and Humboldt shall assume each Tehama Stock Option in accordance with the terms of Tehama Stock Option Plans and the stock option agreement by which it is evidenced.

        Section 2.6  Conversion of Tehama  Common  Stock.  Except as provided in
Section 2.7, each share of Tehama Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Humboldt Common Stock equal to the Conversion Rate, subject to adjustment, if any, as provided in any other section of this Agreement; provided, however, that the shares held by any shareholder who properly exercises dissenters' rights provided under the California Corporations Code, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code.

        Section 2.7 Fractional Shares. No fractional shares of Humboldt Common Stock shall be issued in the Merger. In lieu thereof, each holder of Tehama Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) Humboldt Market Value Per Share by (b) the fraction of a share of Humboldt Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

        Section 2.8 Exchange Procedures. On or as soon as practicable after the Effective Time, (i) Humboldt will deliver to the Exchange Agent: (i) certificates representing the number of shares of Humboldt Common Stock issuable in the Merger; and (ii) cash for the payout of fractional shares.

               2.8.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of Tehama Common Stock ("Tehama Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered Tehama Certificates, certificates representing the appropriate number of shares of Humboldt Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the Tehama Certificates. In no event shall the holders of Tehama Certificates be entitled to receive interest on cash amounts due them hereunder.

               2.8.2 Until a Tehama Certificate has been surrendered and exchanged as herein provided, each share of Tehama Common Stock represented by such Tehama Certificate shall represent, on and after the Effective Time, the right to receive the Conversion Rate into which each such share of Tehama Common Stock shown thereon has been converted as provided by Section 2.6, including the right to vote such shares of Humboldt Common Stock. No dividends or other distributions that are declared on any shares of Humboldt Common Stock into which any shares of Tehama Common Stock have been converted at the Effective Time shall be paid to the holder of such Tehama shares until the Tehama Certificates evidencing such Tehama shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

               2.8.3 No transfer taxes shall be payable by any shareholder in respect to the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Tehama Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to Humboldt or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Humboldt or the Exchange Agent that such taxes have been paid or are not payable.

               2.8.4 Any Humboldt Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to Humboldt, in which event the Persons entitled thereto shall look only to Humboldt for payment thereof.

               2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of Tehama Common Stock shall be unable to surrender such holder's Tehama Certificates because such Tehama Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity undertaking in form and substance and, if required, with surety satisfactory to the Exchange Agent and Humboldt.

               2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Humboldt Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Humboldt Common Stock for the account of the Persons entitled thereto.

               2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of Tehama Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Tehama Certificates representing such shares of Tehama Common Stock are presented to Humboldt, they shall be canceled and exchanged for Humboldt Common Stock as provided in this Article 2.

        Section 2.9 Board of Directors of Humboldt and Tehama Bank following the Effective Time. At the Effective Time and thereafter through the end of the

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term for which  directors are elected at  Humboldt's  2001 annual  meeting,  the
Board of Directors of Humboldt shall total 11 directors of which seven directors shall be existing directors of Humboldt and four directors shall be existing directors of Tehama, provided that such number of directors may be modified during such period by vote of a majority of the seven Humboldt directors and of a majority of the four Tehama directors. Such directors shall be listed on
Schedule 2.9 and shall be appointed as directors of Humboldt to serve until the next annual meeting of shareholders of Humboldt and until such successors are elected and qualified. In the event an individual listed on Schedule 2.9 shall not be able to serve as a director at the Effective Time and until the next annual meeting of shareholders of Humboldt, the existing directors of Humboldt or Tehama depending upon which Board of Directors such individual served, shall appoint a replacement. At the Effective Time, the then existing Board of Directors of Tehama Bank shall total 16 directors with 14 existing directors of Tehama Bank and two persons to be selected by Humboldt.

        Section 2.10 Management of Humboldt and Tehama Bank following the Effective Time. At the Effective Time, the then existing management of Humboldt shall be the management of the Surviving Corporation and the management of Tehama Bank shall continue as the management of Tehama Bank after the Effective Time.

        Section 2.11 Expenses. Each party will pay their own expenses except that the parties will share the costs identified with preparation of the proxy materials by Bartel Eng Linn & Schroder, including the Registration Statement and printing related expenses, on the basis of 63% Humboldt and 37% Tehama.

               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF TEHAMA

Tehama represents and warrants to Humboldt as follows:

        Section 3.1 Organization; Corporate Power; Etc. Tehama is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Tehama is a bank holding company registered under the BHCA. Each of Tehama's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Tehama taken as a whole or the ability of Tehama to consummate the transactions contemplated by this Agreement. Tehama has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all requisite Regulatory Approvals, Tehama will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Tehama is the sole shareholder of Tehama Bank. Tehama Bank is a California state-chartered banking institution duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Tehama Bank is authorized by the CDFI to conduct a general banking business. Tehama Bank is a member of the

Federal Reserve System. Tehama Bank's deposits are insured by the FDIC in the manner and to the full extent provided by law. Tehama Bank maintains and operates branch offices only in the State of California. Neither the scope of business or Tehama, or any Subsidiary of Tehama, including Tehama Bank, nor the location of any of their respective properties, requires that Tehama or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the state of California, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on Tehama taken as a whole.

        Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2, Tehama and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Tehama or on the ability of Tehama to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Tehama, and those of its Subsidiaries, including Tehama Bank, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3 Subsidiaries. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which Tehama owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 3.4  Authorization of Agreement; No Conflicts.

               3.4.1 The execution and delivery of this Agreement and the Merger Agreement by Tehama, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Tehama, subject only to the approval of this Agreement, the Merger Agreement and the Merger by Tehama's shareholders. This Agreement has been duly executed and delivered by Tehama and constitutes a legal, valid and binding obligation of Tehama, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of Tehama, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

               3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Tehama, or except for the necessity of obtaining Requisite Regulatory Approvals, and the approval of the shareholders of Tehama, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tehama or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Tehama, or on Humboldt immediately following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Merger Agreement by Tehama or the performance by Tehama of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing and approval of the Merger Agreement with the Secretary of the State of California; and (c) Tax Filings.

        Section 3.5 Capital Structure. The authorized capital stock of Tehama consists of 4,000,0000 shares of Tehama Common Stock, no par value per share and 2,000,000 shares of preferred stock. On the date of this Agreement, 1,896,140 shares of Tehama Common Stock were outstanding, no shares of preferred stock were outstanding and 241,627 shares of Tehama Common Stock were reserved for issuance pursuant to outstanding Tehama Stock Options under the Tehama Stock Option Plans. All outstanding shares of Tehama Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the Tehama Stock Options and Tehama's obligations under the Shareholder Protection Rights Plan, both described on Schedule 3.5 to this Agreement, Tehama does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Tehama is a party or by which it is bound obligating Tehama to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Tehama or obligating Tehama to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 3.6  Tehama Filings.

               3.6.1 Since January 1, 1997, Tehama and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve Board or any Federal Reserve Bank; (b) the CDFI; (c) the FDIC; (d) the SEC; (e) the California Department of Corporations; and (f) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to Tehama's shareholders during the three-year period ended December 31, 1999 (whether or not filed with any Regulatory Authority), are collectively referred to as the "Tehama Filings. Except to the extent prohibited by law, copies of the Tehama Filings have been made available to Humboldt. As of their respective filing or mailing dates, each of the past Tehama Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Tehama Financial Statements, together with the financial statements contained in the Tehama Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of Tehama as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

               3.6.2 Tehama, or Tehama Bank, as the case may be, has filed each report, schedule and amendments to each of the foregoing since January 1, 1997 that Tehama or Tehama Bank was required to file with the Federal Reserve Board, the SEC, the FDIC, the California Department of Corporations or the CDFI (the "Tehama Documents"), all of which have been made available to Humboldt. As of their respective dates, the Tehama Documents complied in all material respects with the applicable requirements of the BHCA, the Exchange Act, the Federal Deposit Insurance Act and the California Financial Code, as the case may be, and the rules and regulations of the Federal Reserve Board, the FDIC, the SEC, the California Department of Corporations and the CDFI thereunder applicable to such Tehama Documents, and none of the Tehama Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Tehama included in the Tehama Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the Federal Reserve Board, the FDIC, the SEC or the CDFI (as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Board, the FDIC or the CDFI) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of Tehama as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 3.7  Accuracy of Information Supplied.

               3.7.1 No representation or warranty of Tehama contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Tehama or any of its Subsidiaries, including Tehama Bank, to Humboldt in connection herewith and none of the information supplied or to be supplied by Tehama or its Subsidiaries, including Tehama Bank, to Humboldt hereunder to the best of Tehama's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.7.2  None of the  information  supplied  or to be  supplied  by
Tehama or relating to Tehama and approved by Tehama which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Humboldt in connection with the issuance of shares of Humboldt Common Stock in the Merger (including the Joint Proxy Statement of Humboldt and Tehama and the Prospectus of Humboldt ("Joint Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Tehama through the date of the meeting of shareholders of Tehama to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Humboldt Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to Humboldt and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               3.7.3 Tehama has delivered or will deliver to Humboldt copies of:
(a) the audited balance sheets of Tehama Bank as of December 31, 1999, 1998 and 1997 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith LLP, independent public accountants (the "Tehama Financial Statements"), and Tehama will hereafter until the Closing Date deliver to Humboldt copies of additional financial statements of Tehama and its Subsidiaries as provided in Sections 5.1.1(iii) and 6.1.11(iii). The Tehama Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Tehama and its Subsidiaries, including Tehama Bank, as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Tehama has delivered or made available to Humboldt copies of all management or other letters delivered to Tehama or Tehama Bank by its independent accountants in connection with any of the Tehama Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Tehama or Tehama Bank issued at any time since January 1, 1997, and will make available for inspection by Humboldt or its representatives, at such times and places as Humboldt may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.8  Compliance  with  Applicable  Laws.  Except as disclosed on
Schedule 3.8, to the best of Tehama's Knowledge the respective businesses of Tehama and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Tehama, or Humboldt at or following the Effective Time. Except as set forth in Schedule 3.8, to the Knowledge of Tehama no investigation or review by any Governmental Entity with respect to Tehama or Tehama Bank is pending or threatened, nor has any

Governmental Entity indicated to Tehama or Tehama Bank an intention to conduct the same.

        Section 3.9 Litigation. Except as set forth in Schedule 3.9, to the Knowledge of Tehama there is no suit, action or proceeding or investigation pending or threatened against or affecting Tehama or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Tehama or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Tehama or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Tehama or any of its Subsidiaries is a named party of which Tehama has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Tehama's prior business practices.

        Section 3.10 Agreements with Banking Authorities. Neither Tehama nor any Subsidiary of Tehama is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11 Insurance. Tehama and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by Tehama or any Subsidiary. None of Tehama or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding thereunder have been filed in timely fashion. Tehama and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12 Title to Assets other than Real Property. Each of Tehama and its respective Subsidiaries has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), it owns or leases, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the Tehama Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of Tehama or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and
(e) other matters as described in Schedule 3.12. Materially all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by Tehama or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Each of Tehama and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of Tehama to dispose, of Tehama's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. Tehama and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interests, charges, claims, assessments and encumbrances, except for
(a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of Tehama's Knowledge, the activities of Tehama and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, Tehama and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Materially all buildings and improvements on real properties owned or leased by Tehama or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14  Taxes.

               3.14.1 Filing of Returns. Except as set forth on Schedule 3.14.1,
Tehama and its Subsidiaries have duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Tehama and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14.1, no extension of time within which Tehama or any of its Subsidiaries may file any Return is currently in force.

               3.14.2 Payment of Taxes. Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on Tehama or any Subsidiary or for which Tehama or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Tehama or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               3.14.3 Audit History. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of Tehama or any Subsidiary currently in progress of which Tehama has Knowledge.

Except as disclosed on Schedule 3.14.3, Tehama and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of Tehama or any Subsidiary for any period. Tehama and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of Tehama or any Subsidiaries filed for fiscal years ended on or after December 31, 1995 through the Closing Date, nor to the Knowledge of Tehama is there reason to believe that any material deficiency will be assessed.

               3.14.4 Statute of Limitations. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of Tehama or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of Tehama or any Subsidiaries are currently pending.

               3.14.5 Withholding Obligations. Except as set forth on Schedule 3.14.5, Tehama and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by Tehama or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               3.14.7 Tax Reserves. Tehama and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The Tehama Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the Tehama Financial Statements and all periods prior thereto.

               3.14.8 IRC Section 382 Applicability. None of Tehama or any of its Subsidiaries, including any party joining in any consolidated return to which Tehama is a member, underwent an "ownership change" as defined in IRC
Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

               3.14.9 Disclosure Information. Within 45 days of the date of this Agreement, Tehama will deliver to Humboldt Schedule 3.14.9 setting forth the following information with respect to Tehama and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) Tehama's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Tehama; and (c) the amount of any deferred gain or loss allocable to Tehama and arising out of any deferred intercompany transactions.

        Section 3.15 Performance of Obligations. Tehama and its Subsidiaries have performed all material obligations required to be performed by them to date and none of Tehama or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Tehama or its Subsidiaries. To Tehama's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom Tehama or any of its Subsidiaries has an agreement that is of material importance to the businesses of Tehama or its Subsidiaries is in default thereunder.

        Section 3.16 Loans and Investments. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Tehama or its Subsidiaries, including Tehama Bank, are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of July 31, 2000, no loans or investments held by Tehama or any Subsidiary, including Tehama Bank are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by Tehama Bank or any banking regulators; or (iii) on a nonaccrual status in accordance with Tehama Bank's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by Tehama or Tehama Bank to any Affiliates of Tehama or Tehama Bank are disclosed on Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $50,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to Tehama or any Subsidiary, including Tehama Bank, and to Tehama's Knowledge, is still in full force and effect.

        Section 3.17 Brokers and Finders. Except as set forth on Schedule 3.17, none of Tehama or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Tehama agrees to indemnify and hold harmless Humboldt and its affiliates, and to defend with counsel selected by Humboldt and reasonably satisfactory to Tehama, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18 Material Contracts. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which Tehama or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by Tehama or Tehama Bank in the ordinary course of its business and those items specifically disclosed in the Tehama Financial Statements.

        Section 3.19 Absence of Material Adverse Effect. Since January 1, 2000, the respective businesses of Tehama and its Subsidiaries, including Tehama Bank, have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to Tehama's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Tehama.

        Section 3.20 Undisclosed Liabilities. Except as disclosed on Schedule 3.20, none of Tehama or any of its Subsidiaries to Tehama's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Tehama and its Subsidiaries and that have not been: (a) reflected or disclosed in the Tehama Financial Statements; or (b) incurred subsequent to December 31, 1999 in the ordinary course of business. Tehama has no Knowledge of any basis for the assertion against Tehama, or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Tehama that is not fully and fairly reflected and disclosed in the Tehama Financial Statements or on Schedule 3.20.

        Section 3.21  Employees; Employee Benefit Plans; ERISA.

               3.21.1 All material obligations of Tehama or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the Tehama Financial Statements and paid when due. All material obligations of Tehama or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the Tehama Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of Tehama, attempts to unionize or controversies threatened between Tehama or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on Tehama and its Subsidiaries, taken as a whole. None of Tehama or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of Tehama or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of Tehama or any Subsidiary which are not terminable by Tehama or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the Tehama Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on
Schedule 3.21.1, no director, officer or employee of Tehama or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To Tehama's Knowledge, Tehama and its Subsidiaries have materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 11246, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

               3.21.2 Tehama has delivered as Schedule 3.21.2 a complete list of:

                      (a)    All current employees of Tehama or any of its
Subsidiaries   together  with  each  employee's   tenure  with  Tehama  or  such
Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                      (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

               3.21.3 Except as disclosed on Schedule 3.21.3, none of Tehama or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of Tehama or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to Humboldt, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan,
(iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of Tehama or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. Except as disclosed on Schedule 3.21.3 none of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of Tehama or any of its Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of Tehama or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of Tehama or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

               3.21.4 Except as disclosed in Schedule 3.21.4, none of Tehama or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of Tehama or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in
Schedule 3.21.4, none of Tehama or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of Tehama or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this
Section 3.21.4, copies of which have been delivered or made available to Humboldt, shall be herein referred to as a "Benefit Arrangement."

               3.21.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, materially comply with or will be amended to materially comply with applicable legal requirements. None of Tehama or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject Tehama or any of its Subsidiaries or Humboldt to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to Tehama's Knowledge, no employee of Tehama or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject Tehama or any of its Subsidiaries to liability if Tehama or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, Tehama and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

               3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to Tehama's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

               3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

               3.21.8 Except as disclosed in Schedule 3.21.8, none of Tehama or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by Tehama or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Tehama or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

        Section 3.22 Powers of Attorney. No power of attorney or similar authorization given by Tehama or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23  Hazardous Materials.  Except as set forth on Schedule
3.23:

               3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of Tehama and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the Tehama Properties (as defined below), Tehama and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To Tehama's Knowledge, no material amount of Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1997, or which is currently or during the past three years was leased, by Tehama or any of its Subsidiaries, including OREO (collectively, the "Tehama Properties"), or to Tehama's Knowledge, on or in any real property in which Tehama or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("Tehama Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such Tehama Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the Tehama Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against Tehama or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To Tehama's Knowledge, no activity has been undertaken on any of the Tehama Properties since January l, 1997, and to the Knowledge of Tehama no activities have been or are being undertaken on any of the Tehama Collateralizing Real Estate, that would cause or contribute to:

     (a) any of the Tehama Properties or Tehama Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

     (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

     (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the Tehama Property or Tehama Collateralizing Real Estate involved.

               3.23.2 To Tehama's Knowledge, there are not, and never have been, any underground storage tanks located in or under any of the Tehama Properties or the Tehama Collateralizing Real Estate.

               3.23.3 None of Tehama or any of its Subsidiaries has received any written notice of, and to Tehama's Knowledge none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Tehama Properties or Tehama Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Tehama Properties or Tehama Collateralizing Real Estate is
listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to Tehama's Knowledge any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

               3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

        Section 3.24 Stock Options. Schedule 3.5 to this Agreement contains a description of the Tehama Stock Option Plans and list of all Tehama Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

        Section 3.25 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Tehama set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.


              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF HUMBOLDT

        Humboldt represents and warrants to Tehama that:

        Section 4.1 Organization; Corporate Power; Etc. Humboldt is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Humboldt is a bank holding company registered under the BHCA. Each of Humboldt's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Humboldt taken as a whole or the ability of Humboldt to consummate the transactions contemplated by this Agreement. Humboldt has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Humboldt will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Humboldt is the sole shareholder of Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan. Humboldt Bank and Capitol Valley Bank are California state-chartered banking institutions duly organized, validly existing and in good standing under the laws of the State of California and each has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Humboldt Bank and Capitol Valley Bank are authorized by the CDFI to conduct general banking businesses. Humboldt Bank is not a member of the Federal Reserve System and Capitol Valley Bank is not a member of the Federal Reserve System. Both Humboldt Bank's and Capitol Valley Bank's deposits are insured by the FDIC in the manner and to the full extent provided by law. Humboldt Bank and Capitol Valley Bank each maintains and operates branch offices only in the State of California. Capitol Thrift & Loan is a California state-chartered industrial loan company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Capitol Thrift & Loan is authorized by the CDFI to conduct a general industrial loan business. Capitol Thrift & Loan is not a member of the Federal Reserve System. Capitol Thrift & Loan's deposits are insured by the FDIC in the manner and to the full extent provided by law. Capitol Thrift & Loan maintains and operates branch offices only in the State of California. Neither the scope of business of Humboldt or any Subsidiary, nor the location of any of their
respective  properties,   requires  that  Humboldt  or  any  of  its  respective
Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on Humboldt taken as a whole.

        Section 4.2 Licenses and Permits. Except as disclosed on Schedule 4.2, Humboldt and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Humboldt taken as a whole, or on the ability of Humboldt to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Humboldt and those of its Subsidiaries, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 4.3 Subsidiaries. Other than as set forth on Schedule 4.3, there is no corporation, partnership, joint venture or other entity in which Humboldt owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 4.4  Authorization of Agreement; No Conflicts.

               4.4.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Humboldt, subject only to the approval of this Agreement and the Merger Agreement by Humboldt's shareholders. This Agreement has been duly executed and delivered by Humboldt and constitutes a legal, valid and binding obligation of Humboldt, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of Humboldt, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

               4.4.2  Except as discussed on Schedule  4.4,  the  execution  and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Humboldt, or except for the necessity of obtaining the Requisite Regulatory Approvals, and the approval of the shareholders of Humboldt, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Humboldt or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Humboldt taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this
Agreement by Humboldt or the performance by Humboldt of its obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Registration Statement (including the Joint Proxy Statement/Prospectus constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing and approval of the Merger Agreement with the Secretary of the State of California; (d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by Humboldt or the consummation of the Merger; and (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of Humboldt Common Stock contemplated by this Agreement.

        Section 4.5 Capital Structure of Humboldt. The authorized capital stock of Humboldt consists of 50,000,000 shares of Humboldt Common Stock, no par value per share. On the date of this Agreement 5,916,343 shares of Humboldt Common Stock were outstanding, 1,017,920 shares of Humboldt Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "Humboldt Stock Plans"). All outstanding shares of Humboldt Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of Humboldt Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of Humboldt, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Humboldt Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement, the Humboldt Stock Plans and as disclosed in Schedule 4.5, Humboldt does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Humboldt is a party or by which it is bound obligating Humboldt to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Humboldt or obligating Humboldt to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Humboldt also has outstanding $5,310,000 in 10 7/8% Fixed Rate Junior Subordinate Deferrable Interest Debentures due 2030 pursuant to an Indenture dated March 23, 2000.

        Section 4.6  Humboldt Filings.

               4.6.1 Since January 1, 1997, Humboldt and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve Board or any Federal Reserve Bank; (b) the CDFI; (c) the FDIC; (d) the SEC; (e) the California Department of Corporation and (f) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the Humboldt Financial Statements are collectively referred to as the "Humboldt Filings". Except to the extent prohibited by law, copies of the Humboldt Filings have been made available to Tehama. As of their respective filing or mailing dates, each of the past Humboldt Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Humboldt Financial Statements, together with the financial statements contained in the Humboldt Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Humboldt as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the period then ended.

               4.6.2 Humboldt and its Subsidiaries, have filed each report, schedule, and amendments to each of the foregoing since January 1, 1997 that Humboldt, or its Subsidiaries were required to file with the Federal Reserve Bank, the FDIC, the California Department of Corporations or the CDFI (the "Humboldt Documents"), all of which have been made available to Tehama. As of their respective dates, the Humboldt Documents complied in all material respects with the applicable requirements of the BHCA, the Federal Deposit Insurance Act and the California Financial Code, as the case may be, and the rules and regulations of the Federal Reserve Bank, the FDIC, the California Department of Corporations and the CDFI thereunder applicable to such Humboldt Documents, and none of the Humboldt Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Humboldt included in the Humboldt Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by regulations of the Federal Reserve Bank, the FDIC, or the CDFI), and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Humboldt as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 4.7  Accuracy of Information Supplied.

               4.7.1 No representation or warranty of Humboldt contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Humboldt or any of its Subsidiaries, including Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, to Tehama in connection herewith and none of the information supplied or to be supplied by Humboldt or any of its Subsidiaries, including Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, to Tehama hereunder to the best of Humboldt's Knowledge contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               4.7.2 None of the information supplied or to be supplied by Humboldt or relating to Humboldt and Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Humboldt in connection the issuance of shares of Humboldt Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Humboldt through the date of the meeting of shareholders of Humboldt to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of

Humboldt Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to Tehama and its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

               4.7.3 Humboldt has delivered or will deliver to Tehama copies of:
(a) the audited balance sheets of Humboldt and its Subsidiaries as of December 31, 1999, 1998 and 1997 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Richardson & Co., independent public accountants (the "Humboldt Financial Statements"), and Humboldt will hereafter until the Closing Date deliver to Tehama copies of additional financial statements of Humboldt as provided in Section 5.1.1(iii). The Humboldt Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Humboldt and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Humboldt has delivered or made available to Tehama copies of all management or other letters delivered to Humboldt by its independent accountants in connection with any of the Humboldt Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Humboldt issued at any time since January 1, 1997, and will make available for inspection by Tehama or its representatives, at such times and places as Tehama may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 4.8  Compliance  With  Applicable  Laws.  Except as disclosed on
Schedule 4.8, to the best of Humboldt's Knowledge, the respective businesses of Humboldt and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to Humboldt is pending or, to the Knowledge of Humboldt, threatened, nor has any Governmental Entity indicated to Humboldt an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole.

        Section 4.9 Litigation. Except as disclosed on Schedule 4.9, there is no suit, action or proceeding or investigation pending or, to the Knowledge of Humboldt, threatened against or affecting Humboldt or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Humboldt or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 4.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Humboldt or any of its Subsidiaries is a named party of which Humboldt has Knowledge, and except as disclosed on Schedule 4.9, all of the litigation shown on such
Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Humboldt's prior business practices.

        Section 4.10 Agreements with Banking Authorities. Except at set forth on
Schedule 4.10, neither Humboldt nor any Subsidiary of Humboldt is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 4.11 Insurance. Humboldt and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 4.11 contains a list of all policies of insurance and bonds carried and owned by Humboldt or any Subsidiary. None of Humboldt or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material current claims thereunder have been filed in timely fashion. Humboldt and its Subsidiaries have filed claims outstanding with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 4.12 Title to Assets other than Real Property. Each of Humboldt and its respective Subsidiaries has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 4.13), it owns or leases, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the Humboldt Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of Humboldt or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and
(e) other matters as described in Schedule 4.12. Materially all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 4.13 Real Property. Schedule 4.13 is an accurate list and general description of all real property owned or leased by Humboldt or any of its Subsidiaries, including OREO. Each of Humboldt and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of Humboldt to dispose, of Humboldt's interest in the property subject thereto or affected thereby; and (d) other matters as described in
Schedule 4.13. Humboldt and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interests, charges, claims, assessments and encumbrances, except for
(a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 4.13. To the best of Humboldt's Knowledge, the activities of Humboldt and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 4.13, Humboldt and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Materially all buildings and improvements on real properties owned or leased by Humboldt or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 4.14 Performance of Obligations. Humboldt and its Subsidiaries have performed all material obligations required to be performed by them to date and none of Humboldt or any of its Subsidiaries is in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole. To Humboldt's Knowledge, and except as disclosed on Schedule 4.14, no party with whom Humboldt or any of its Subsidiaries has an agreement that is of material importance to the business of Humboldt and its Subsidiaries, taken as a whole, is in default thereunder.

        Section 4.15 Brokers and Finders. Except as set forth on Schedule 4.15, none of Humboldt or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of the Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein and therein, will result in any liability to any broker or finder. Humboldt agrees to indemnify and hold harmless Tehama and its affiliates, and to defend with counsel reasonably satisfactory to Tehama, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this
Section 4.15.

        Section 4.16 Absence of Material Adverse Effect. Since January 1, 2000, the respective businesses of Humboldt and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to Humboldt's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole.

        Section 4.17 Undisclosed Liabilities. Except as disclosed on Schedule 4.17, none of Humboldt or any of its Subsidiaries to Humboldt's Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Humboldt and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the Humboldt Financial Statements; or

(b) incurred subsequent to December 31, 1999 in the ordinary course of business. Humboldt has no Knowledge of any basis for the assertion against Humboldt or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, that is not fairly reflected in the Humboldt Financial Statements or on Schedule 4.17.

        Section 4.18  Taxes.

               4.18.1 Filing of Returns. Except as set forth on Schedule 4.18.1,
Humboldt and its Subsidiaries have duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Humboldt and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 4.18.1, no extension of time within which Humboldt or any of its Subsidiaries may file any Return is currently in force.

               4.18.2 Payment of Taxes. Except as disclosed on Schedule 4.18.2 with respect to all amounts in respect of Taxes imposed on Humboldt or any Subsidiary or for which Humboldt or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Humboldt or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               4.18.3 Audit History. Except as disclosed on Schedule 4.18.3, there is no review or audit by any taxing authority of any Tax liability of Humboldt or any Subsidiary currently in progress of which Humboldt has Knowledge. Except as disclosed on Schedule 4.18.3, Humboldt and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of Humboldt or any Subsidiary for any period. Humboldt and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of Humboldt or any Subsidiaries filed for fiscal years ended on or after December 31, 1995 through the Closing Date, nor to the Knowledge of Humboldt is there reason to believe that any material deficiency will be assessed.

               4.18.4 Statute of Limitations. Except as disclosed on Schedule 4.18.4, no agreements are in force or are currently being negotiated by or on behalf of Humboldt or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of Humboldt or any Subsidiaries are currently pending.

               4.18.5 Withholding Obligations. Humboldt and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               4.18.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by Humboldt or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               4.18.7 Tax Reserves. Humboldt and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The Humboldt Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the Humboldt Financial Statements and all periods prior thereto.

               4.18.8 IRC Section 382 Applicability. None of Humboldt or any of its Subsidiaries, including any party joining in any consolidated return to which Humboldt is a member, underwent an "ownership change" as defined in IRC
Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

        Section 4.19  Hazardous Materials.  Except as set forth on Schedule
4.19:

               4.19.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of Humboldt and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on any of the Humboldt Properties (as defined below), Humboldt and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To Humboldt's Knowledge, no material amount of Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1,
1997, or which is currently or during the past three years was leased, by Humboldt or any of its Subsidiaries, including OREO (collectively, the "Humboldt Properties"), or to Humboldt's Knowledge, on or in any real property in which Humboldt or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("Humboldt Collateralizing Real Estate"), except for (i) matters disclosed on
Schedule 4.19; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such Humboldt Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the Humboldt Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against Humboldt or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To Humboldt's Knowledge, no activity has been undertaken on any of the Humboldt Properties since January l, 1997, and to the Knowledge of Humboldt no activities have been or are being undertaken on any of the Humboldt Collateralizing Real Estate, that would cause or contribute to:

     (a) any of the Humboldt Properties or Humboldt Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

     (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

     (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the Humboldt Property or Humboldt Collateralizing Real Estate involved.

               4.19.2 To Humboldt's Knowledge, there are not, and never have been, any underground storage tanks located in or under any of the Humboldt Properties or the Humboldt Collateralizing Real Estate.

               4.19.3 None of Humboldt or any of its Subsidiaries has received any written notice of, and to Humboldt's Knowledge none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Humboldt Properties or Humboldt Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Humboldt Properties or Humboldt Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to Humboldt's Knowledge, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

        Section 4.20  Employees.

               4.20.1 Except as set forth in Schedule 4.20.1, there are no material controversies pending or threatened between Humboldt or any of its Subsidiaries and any of their employees.

               4.20.2 Except as disclosed in the Humboldt Financial Statements at December 31, 1999, or in Schedule 4.20.2, all material sums due for employee compensation and benefits have been duly and adequately paid or provided for, and all deferred compensation obligations are fully funded. Neither Humboldt nor Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

               4.20.3 To Humboldt's Knowledge, no governmental agency or claimant or representative of such claimant has alleged a material violation of ERISA by Humboldt, the liability of which, if adversely determined would result in a material adverse change in the capital or earnings of Humboldt.

        Section 4.21 Powers of Attorney. No power of attorney or similar authorization given by Humboldt or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 4.22 Loans and Investments. Except as set forth on Schedule 4.22, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Humboldt or its Subsidiaries, are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 4.22, as of July 31, 2000, no loans or investments held by Humboldt or any Subsidiary, are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, or any banking regulators; or (iii) on a nonaccrual status in accordance with Humboldt Bank's, Capitol Valley Bank's and Capitol Thrift & Loan's, loan review procedures. Except as set forth on Schedule 4.22, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by Humboldt or Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, to any Affiliates of Humboldt or Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, are disclosed on Schedule 4.22. For outstanding loans or extensions of credit where the original principal amounts are in excess of $100,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to Humboldt or any Subsidiary, and to Humboldt's Knowledge, is still in full force and effect.

        Section 4.23 Material Contracts. Schedule 4.23 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which Humboldt or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by Humboldt or its Subsidiaries, in the ordinary course of its business and those items specifically disclosed in the Humboldt Financial Statements.

        Section 4.24 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Humboldt set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

                        ARTICLE 5. ADDITIONAL AGREEMENTS

        Section 5.1  Access to Information, Due Diligence, etc.

               5.1.1 Upon reasonable notice, each party shall permit the other party and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of Tehama's Filings or Humboldt's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Tehama or any of its Subsidiaries shall be furnished to Humboldt at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior reasonable approval of Humboldt, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Tehama or Humboldt as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Tehama or Humboldt may reasonably request.

               5.1.2 Until the Effective Time, a representative of Humboldt shall be entitled and shall be invited to attend meetings of the Board of Directors of Tehama or Tehama Bank and of the Loan and Audit Committees of Tehama and Tehama Bank, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to Humboldt except that in the case of special meetings Humboldt shall receive the same number of days' prior notice as Tehama's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Tehama, (ii) involve discussions between such Board of Directors or such Loan or Audit Committee and legal counsel for Tehama that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Humboldt, or
(iii) constitute the Executive Session of any Board of Directors meeting.

               5.1.3 Until the Effective Time, a representative of Tehama shall be entitled and shall be invited to attend meetings of the Boards of Directors of Humboldt and Humboldt Bank, and of the Loan and Audit Committees of Humboldt and Humboldt Bank, at least five (5) days' prior to written notice of the dates, times and places of such meetings shall be given to Tehama except that in the case of special meetings Tehama shall receive the same number of days' prior notice as Humboldt's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Humboldt, (ii) involve discussions between such Boards of Directors or such Loan or Audit Committees and legal counsel for Humboldt that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Tehama, or (iii) constitute the Executive Session of any Board of Directors meeting.

               5.1.4 Humboldt and Tehama each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2  Shareholder Approval.

               5.2.1 Tehama and Humboldt each shall promptly call a meeting of its respective shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than December 31, 2000, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Each of the respective Boards of Directors will recommend to the respective shareholders approval of this Agreement, the Merger Agreement and the Merger; provided, however, that Tehama's Board of Directors or Humboldt's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a Tehama Superior Proposal or Humboldt Superior Proposal, as applicable (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

               5.2.2 If the Merger is approved by vote of the shareholders of Humboldt and Tehama, then, within ten (10) days thereafter Humboldt and Tehama shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

        Section 5.3  Taking of Necessary Action.

               5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of Tehama's or Humboldt's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, Humboldt and Tehama will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of Humboldt or Tehama advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, Humboldt shall take all actions necessary to execute and file the Merger Agreement and to effect all transactions contemplated by this Agreement and Tehama shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Tehama, the proper officers or directors of Humboldt or Tehama, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require Tehama to take any action (or omit to take any action) which may affect the Conversion Rate, except as may be specifically provided for or required by this Agreement.

               5.3.2 The obligations of Tehama or Humboldt  contained in Section
6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Tehama Superior Proposal or Humboldt Superior Proposal, as applicable (defined below) and any Default thereof by the defaulting party shall entitle either Tehama or Humboldt to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by Humboldt or Tehama and the actual payment of the liquidated damages to the other party as provided for in Section 8.5 of this Agreement, neither Humboldt, Tehama or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and Humboldt or Tehama shall have no further obligations of any kind under this Agreement.

               5.3.3 Tehama shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of Tehama (for purposes of Rule 145 under the Securities Act) to deliver to Humboldt, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements").

        Section 5.4  Registration Statement and Applications.

               5.4.1 Humboldt and Tehama will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of Humboldt and Tehama shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Joint Proxy Statement/Prospectus to the shareholders of Tehama. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

               5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

        Section 5.5  Expenses.

               5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of Humboldt Common Stock by Affiliates of Tehama; provided, however, that Humboldt will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

               5.5.2 Tehama and Humboldt shall use their best efforts to ensure that their attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Closing Date and that all such expenses are paid or properly accrued prior to the Closing Date.

        Section 5.6  Notification of Certain Events.

               5.6.1 Tehama shall provide to Humboldt, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.2 Humboldt shall provide to Tehama, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

               5.6.4 Tehama and Humboldt shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Joint Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Joint Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. Humboldt shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning Tehama, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by Tehama.

        Section 5.7 Closing Schedules. Tehama has delivered to Humboldt on or before the date of this Agreement all of the Schedules to this Agreement which Tehama is required to deliver to Humboldt hereunder (the "Tehama Schedules"). Humboldt has delivered to Tehama on or before the date of this Agreement all of the Schedules to this Agreement which Humboldt is required to deliver to Tehama hereunder ( the "Humboldt Schedules"). Immediately prior to the Closing Date, Tehama shall have prepared updates of the Tehama Schedules provided for in this Agreement and shall deliver to Humboldt revised schedules containing the updated information (or a certificate signed by Tehama's Chief Executive Officer stating that there have been no changes on the applicable schedules); and Humboldt shall have prepared updates of the Humboldt Schedules provided for in this Agreement and shall deliver to Tehama revised Schedules containing updated information (or a certificate signed by Humboldt's Chief Executive Officer stating that there has been no change on the applicable schedules). Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on Tehama, on the one hand, or on Humboldt, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

        Section 5.8 Additional Accruals/Appraisals. Immediately prior to the Closing Date, at Humboldt's request, Tehama and/or Tehama Bank shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves as may be necessary to conform Tehama's or Tehama Bank's accounting and credit and OREO loss reserve practices and methods to those of Humboldt, provided, however, that no accrual or reserve made by Tehama or Tehama Bank pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Tehama or Tehama Bank resulting from Tehama's or Tehama Bank's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

                                ARTICLE 6.  CONDUCT OF BUSINESS

        Section 6.1 Affirmative Conduct of Tehama. During the period from the date of execution of this Agreement through the Effective Time, Tehama shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California state- chartered banks or all member banks insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

               6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 which are within its ability to influence or control;

               6.1.2 Advise Humboldt promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Humboldt in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on Tehama;

               6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Tehama;

               6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

               6.1.9 Promptly advise Humboldt in writing of any event or any other transaction within the Knowledge of Tehama, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of Tehama Common Stock either prior to or after the record date fixed for the Tehama shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in Tehama's or Tehama Bank's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                      (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Tehama or Tehama Bank, Tehama or Tehama Bank has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

               6.1.11 Furnish to Humboldt, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of Tehama or Tehama Bank and access to the working papers related thereto, provided, however, that Tehama need not furnish Humboldt any materials relating to deliberations of Tehama's Board of Directors or Tehama Bank's Board of Directors with respect to its approval of this Agreement, communications of Tehama's legal counsel with the Board of Directors or officers of Tehama regarding Tehama's rights against or obligations to Humboldt or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to Tehama or Tehama Bank or filed with or received from any Federal Reserve Bank, the FDIC, the SEC, the

CDFI or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for Tehama and Tehama Bank and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for Tehama and Tehama Bank, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Humboldt may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to Tehama. Each of the financial statements of Tehama or Tehama Bank delivered pursuant to this Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of Tehama or Tehama Bank to the effect that such financial statements fairly present the financial information presented therein of Tehama or Tehama Bank, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.1.12 Tehama agrees that through the Effective Time, as of their respective dates, (i) each Tehama Filing will be true and complete in all material respects; and (ii) each Tehama Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Tehama Filings that is intended to present the financial position of Tehama during the periods involved to which it relates will fairly present in all material respects the financial position of Tehama and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

               6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

               6.1.14 Promptly notify Humboldt of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against Tehama or any of its assets;

               6.1.15 Inform Humboldt of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of Tehama Bank as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). Tehama will furnish to Humboldt, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000);
(iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers);
(iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

               6.1.16 Furnish to Humboldt, upon Humboldt's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by Tehama to any director or officer (at or above the Vice President level) of Tehama or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of Tehama, including, with respect to each such loan or lease, the identity and, to the best Knowledge of Tehama, the relation of the borrower to Tehama or Tehama Bank, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

               6.1.17  Make   available  to  Humboldt   copies  of  each  credit
authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $150,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $50,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by Tehama after the date of this Agreement, within ten Business Days of preparation of such packages.

        Section 6.2 Negative Covenants of Tehama. During the period from the date of execution of this Agreement through the Effective Time, Tehama agrees that without Humboldt's prior written consent, it shall not and its Subsidiaries shall not:

               6.2.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire (except pursuant to any Employee Plan, Benefit Arrangement or the Tehama Stock Option Plans) any shares of its capital stock;

               6.2.2 Take any action that would or might result in any of the representations and warranties of Tehama set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of Tehama or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of Tehama Common Stock pursuant to the exercise of Tehama Stock Options;

               6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Humboldt, and its representatives) concerning any such solicited Acquisition Proposal. Tehama shall notify Humboldt immediately if any inquiry regarding an Acquisition Proposal is received by Tehama, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Humboldt would acquire or participate in a merger or other business combination or reorganization involving Tehama or any of its Subsidiaries; (b) proposal by which any Person or group, other than Humboldt, would acquire the right to vote ten percent (10%) or more of the capital stock of Tehama entitled to vote for the election of directors; (c) acquisition of the assets of Tehama other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of Tehama, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Tehama or Tehama's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such Person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Tehama, if and only to the extent that (A) the Board of Directors of Tehama has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Tehama's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Tehama Superior Proposal") and Tehama's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Tehama to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person or entity, Tehama's Board of Directors has received from such Person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between Tehama and Humboldt, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to Tehama, other than in the ordinary course of business consistent with prior practice;

               6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Tehama, except in the ordinary course of business consistent with prior practice;

               6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Tehama or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

               6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of Tehama or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

               6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

               6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on June 30, 2000 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $25,000 individually or $50,000 in the aggregate;

               6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person except for payments under Tehama's 2000 bonus program for employees, such amount not to exceed $400,000 in the aggregate;

               6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Humboldt, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Humboldt for its approval, which it shall not unreasonably withhold or delay;

               6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

               6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by Tehama's independent public accountants;

               6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

               6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Humboldt prior to taking such property into OREO; or

               6.2.22 Take or cause to be taken any action which would disqualify the Merger from being accounted for on a "pooling of interest" basis; or

               6.2.23 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by Tehama or its Subsidiaries. Humboldt shall be deemed to have consented in writing to any election Tehama or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of Humboldt in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Humboldt shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

        Section 6.3 Affirmative Conduct of Humboldt. During the period from the date of execution of this Agreement through the Effective Time, Humboldt shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California state- chartered banks, industrial loan companies or all member and/or nonmember banks insured by the FDIC, as applicable, and directives from regulators (except to the extent Tehama shall otherwise consent in writing), and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

               6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.3.2 Advise Tehama promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.3.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.3.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Tehama in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.3.5 Perform its contractual  obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any Understanding or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on Humboldt;

               6.3.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Humboldt;

               6.3.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.3.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

               6.3.9 Promptly advise Tehama in writing of any event or any other transaction within the Knowledge of Humboldt, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of Humboldt Common Stock either prior to or after the record date fixed for the Humboldt shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.3.10 (a) Maintain a Loan Loss Reserve at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in Humboldt's or Humboldt Bank's, Capitol Valley Bank's and Capitol Thrift & Loan's, portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                       (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Humboldt or Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, Humboldt or
Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

               6.3.11 Furnish to Tehama, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of Humboldt or Humboldt Bank, Capitol Valley Bank and Capitol Thrift & Loan, and access to the working papers related thereto, provided, however, that Humboldt need not furnish Tehama any materials relating to deliberations of Humboldt's Board of Directors with respect to its approval of this Agreement, communications of Humboldt's legal counsel with the Board of Directors or officers of Humboldt regarding Humboldt's rights against or obligations to Tehama or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to Humboldt or it Subsidiaries, or filed with or received from any Federal Reserve Bank, the FDIC, the SEC, the CDFI or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for Humboldt and its Subsidiaries, and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for Humboldt and its Subsidiaries, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Tehama may reasonably request (which are otherwise deliverable under this Section 6.3.11) relating to Humboldt. Each of the financial statements of Humboldt or its Subsidiaries, delivered pursuant to this Section 6.3.11 shall be accompanied by a certificate of the Chief Financial Officer of Humboldt or its Subsidiaries, to the effect that such financial statements fairly present the financial information presented therein of Humboldt or its Subsidiaries, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.3.12 Humboldt agrees that through the Effective Time, as of their respect dates, (i) each Humboldt Filing will be true and complete in all material respects; and (ii) each Humboldt Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Humboldt Filings that is intended to present the financial position of Humboldt, on a consolidated basis, during the periods involved to which it relates will fairly present in all material respects the financial position of Humboldt, on a consolidated basis, and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and regulations, except as stated therein;

               6.3.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

               6.3.14 Promptly notify Tehama of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against Humboldt or any of its assets, which is expected to have a Material Adverse Effect on Humboldt and its Subsidiaries taken as a whole;

               6.3.15 Inform Tehama of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any subsidiary of Humboldt, as Classified Assets. Humboldt will furnish to Tehama, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type; and

               6.3.16 Furnish to Tehama, upon Tehama's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by Humboldt to any director or officer (at or above the Vice President level) of Humboldt or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of Humboldt, including, with respect to each such loan or lease, the identity and, to the best Knowledge of Humboldt, the relation of the borrower to Humboldt or its subsidiary, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000).

        Section 6.4 Negative Covenants of Humboldt. During the period from the date of execution of this Agreement through the Effective Time, Humboldt agrees that without Tehama's prior written consent, it shall not and its Subsidiaries shall not:

               6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.4.2 Take any action that would or might result in any of the representations and warranties of Humboldt set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.4.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of Humboldt or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of Humboldt Common Stock pursuant to the exercise of Humboldt Stock Options or pursuant to the proposed acquisition of another financial entity identified by Humboldt in writing to Tehama prior to the execution of the Agreement;

               6.4.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.4.5 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Humboldt, except in the ordinary course of business consistent with prior practice;

               6.4.6 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Humboldt or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.4.7 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.4.8 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on June 30, 2000 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.4.9 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.4.10 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Tehama, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Tehama for its approval, which it shall not unreasonably withhold or delay;

               6.4.11 Change its fiscal year or methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by Humboldt's independent public accountants;

               6.4.12 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Tehama, and its representatives) concerning any such solicited Acquisition Proposal. Humboldt shall notify Tehama immediately if any inquiry regarding an Acquisition Proposal is received by Humboldt, including the terms thereof. For purposes of this Section 6.4.12, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Tehama would acquire or participate in a merger or other business combination or reorganization involving Humboldt; (b) proposal by which any Person or group, other than Tehama, would acquire the right to vote ten percent (10%) or more of the capital stock of Humboldt entitled to vote for the election of directors; (c) acquisition of the assets of Humboldt other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of Humboldt other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Humboldt or its Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such Person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Humboldt, if and only to the extent that (A) the Board of Directors of Humboldt has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Humboldt's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Humboldt Superior Proposal") and Humboldt's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Humboldt to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person or entity, Humboldt's Board of Directors received from such Person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between Tehama and Humboldt, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.4.13 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

               6.4.14 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Tehama prior to taking such property into OREO; or

               6.4.15 Take or cause to be taken any action which would disqualify the Merger from being accounted for on a "pooling of interest" basis; or

               6.4.16 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by Humboldt or its Subsidiaries. Tehama shall be deemed to have consented in writing to any election Humboldt or its Subsidiaries shall desire to make if:
(i) the electing Person shall have notified the Chief Executive Officer of Tehama in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Tehama shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

               6.4.17 Humboldt agrees to file a registration statement for or otherwise register with the Securities and Exchange Commission the stock options of Tehama outstanding at the Closing and the related common stock of Humboldt promptly after the Closing.

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

        Section 7.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

               7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of Tehama Common Stock and Humboldt Common Stock entitled to vote;

               7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

               7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by Humboldt of any material asset or of a material portion of the business of Humboldt; or (iii) imposes any condition upon Humboldt or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Humboldt would be materially burdensome;

               7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

               7.1.5 Humboldt and Tehama shall have received an opinion from Bartel Eng Linn & Schroder, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Humboldt and Tehama, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section

368(a) of the IRC and that Humboldt and Tehama will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

               7.1.6 Humboldt and Tehama shall have received from Richardson & Co., who are the independent public accountants of Humboldt, letters, dated at the effective date of the Registration Statement and at the Effective Time, in form and substance satisfactory to Humboldt and Tehama that the Merger may be accounted for as a pooling of interests;

               7.1.7 Humboldt and Tehama shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.7A and 7.1.7B, respectively, dated as of the Closing Date;

               7.1.8 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

               7.1.9 The holders of less than 10% of the outstanding shares of Tehama Common Stock shall have exercised dissenters' rights. Dissenters of Humboldt shall be included in such calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Effective Time the holder of such shares have complied with the California Corporations Code concerning dissenters' rights.

        Section 7.2 Conditions to Humboldt's Obligations. The obligations of Humboldt to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Humboldt) of the following conditions:

               7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of Tehama contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or Tehama Bank, or upon the consummation of the transactions contemplated hereby; (b) Tehama shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Tehama or Tehama Bank, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Humboldt to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Tehama shall have delivered to Humboldt certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

               7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which Tehama is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on Tehama, the Surviving Corporation or Humboldt at or following the Effective Time, or on the transactions contemplated by this Agreement;

               7.2.3 Tehama shall have delivered its Closing Schedules to Humboldt on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Tehama Schedules (or in the Tehama Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on Tehama, the Surviving Corporation or Humboldt at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Tehama, or its Subsidiaries, and Humboldt shall have received a certificate signed on behalf of Tehama by the President and Chief Executive Officer of Tehama to such effect;

               7.2.5 Counsel for Humboldt shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Humboldt hereunder or that are reasonably requested by such counsel;

               7.2.6 The sale of the Humboldt Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

               7.2.7 Tehama shall have delivered to Humboldt not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

               7.2.8 None of Tehama or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect;

               7.2.9 The fairness opinion (the "Humboldt Fairness Opinion") to be commissioned by Humboldt's Board of Directors shall provide that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Humboldt, and shall not have been revoked, at any time prior to the meeting of Humboldt's shareholders at which the Merger is to be voted on;

               7.2.10 All of Tehama's director-shareholders shall have delivered to Humboldt on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.10.

        Section 7.3  Conditions  to Tehama's  Obligations.  The  obligations  of
Tehama to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Tehama) of the following conditions:

               7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of Humboldt contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) Humboldt shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Tehama to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Humboldt shall have delivered to Tehama certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

               7.3.2 Counsel for Tehama shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Tehama hereunder or that are reasonably requested by such counsel;

               7.3.3 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of Humboldt and its Subsidiaries, taken as a whole, from December 31, 1999 to the Effective Time that results in a Material Adverse Effect as to Humboldt and its Subsidiaries, taken as a whole;

               7.3.4 Humboldt has taken such action as appropriate to convert Tehama Stock Options to Humboldt Stock Options adjusted for the Conversion Rate;

               7.3.5 Prior to the Closing Date, Humboldt shall have taken all corporate action required to effectuate the appointment of the four individuals named on Schedule 2.9 hereto to its Board of Directors effective immediately after the Effective Time and to place in nomination such individuals as directors of Humboldt for election at Humboldt's annual meeting of shareholders in 2001;

               7.3.6 Humboldt shall have delivered its Closing Schedules to Tehama on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Humboldt Schedules (or in the Humboldt Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.3.7 The fairness opinion (the "Tehama Fairness Opinion") to be commissioned by Tehama's Board of Directors shall provide that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Tehama, and shall not have been revoked, at any time prior to the meeting of Tehama's shareholders at which the Merger is to be voted on;

               7.3.8 The sale of the Humboldt Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked; and

               7.3.9 None of Humboldt or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect.

               7.3.10  All  of  Humboldt's   director-shareholders   shall  have
delivered to Tehama on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.3.10.


                 ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the

Effective Time:

               8.1.1 By mutual consent of the Boards of Directors of Humboldt and Tehama;

               8.1.2 By Humboldt or Tehama upon the failure to satisfy any conditions specified in Section 7.1, if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

               8.1.3 By Humboldt or Tehama if an Acquisition Event involving the other party shall have occurred;

               8.1.4 By Tehama if there shall have been a material breach of any of the representations or warranties of Humboldt set forth in this Agreement, which breach, in the reasonable opinion of Tehama, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of Tehama, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.5 By Humboldt if there shall have been a material breach of any of the representations or warranties of Tehama set forth in this Agreement, which breach, in the reasonable opinion of Humboldt, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of Humboldt, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Tehama and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.6 By Tehama after the occurrence of a Default by Humboldt and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of Tehama, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.7 By Humboldt after the occurrence of a Default by Tehama and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of Humboldt, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.8 By Humboldt if the Closing Schedules delivered by Tehama disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Tehama Financial Statements delivered to Humboldt on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on Tehama and its Subsidiaries, taken as a whole, or after the Effective Time, on Humboldt, or on the consummation of the transactions contemplated hereby (a "Tehama Material Adverse Event");

               8.1.9 By Tehama if the Closing Schedules delivered by Humboldt disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Humboldt Financial Statements delivered to Tehama on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on Humboldt and its Subsidiaries, taken as a whole, or on the consummation of the transactions contemplated hereby (a "Humboldt Material Adverse Event");

               8.1.10 By Tehama upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to March 31, 2001;

               8.1.11 By Humboldt upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to March 31, 2001; or

               8.1.12 By Humboldt or Tehama in the event the Humboldt Average Trading Price is below $9.75 and the parties do not renegotiate the Conversion Rate.

        Section  8.2 Effect of  Termination;  Survival.  Except as  provided  in
Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.4, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

        Section 8.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Tehama and Humboldt; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

        Section 8.4 Waiver. Any term or provision of this Agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

        Section 8.5  Liquidated Damages; Cancellation Fee.

               8.5.1 In the event of the occurrence of (i) an Acquisition Event involving Tehama, then Tehama shall pay to Humboldt the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in cash and Tehama shall issue to Humboldt shares of Tehama Common Stock pursuant to the Tehama Stock Option Agreement dated September 12, 2000; or (ii) an Acquisition Event involving Humboldt then Humboldt shall pay to Tehama the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in cash and Humboldt shall issue to Tehama shares of Humboldt Common Stock pursuant to the Humboldt Stock Option Agreement dated September 12, 2000.

               8.5.2 In the event of termination of this Agreement by Tehama pursuant to Section 8.1.10 as a result of the revocation of the Tehama Fairness Opinion; or a termination of this Agreement by Humboldt pursuant to Section
8.1.5 (breach of representations or warranties of Tehama) or Section 8.1.7 (Default) or Section 8.1.8 (disclosure in the Closing Schedules of a Tehama Material Adverse Event), where such breach of representation or warranty, Default or Tehama Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of Tehama or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or Tehama Material Adverse Event that occurred after the date of this Agreement and was outside of the control of Tehama and its Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against Tehama, shall not come within this Section 8.5.2), then, Tehama shall pay to Humboldt the sum of Five Hundred Thousand Dollars ($500,000), in cash; provided, however, that if an Acquisition Event occurs involving Tehama within one hundred eighty (180) days following any termination by Humboldt to which this Section 8.5.2 applies, Tehama shall pay to Humboldt an additional Two Hundred Fifty Thousand Dollars ($250,000).

               8.5.3 In the event of the termination of this Agreement by Humboldt pursuant to Section 8.1.11 as a result of the revocation of the Humboldt Fairness Opinion; or a termination of this Agreement by Tehama pursuant to Section 8.1.4 (breach of representations and warranties of Humboldt) or
Section 8.1.6 (Default), or Section 8.1.9 (disclosure in Closing Schedules of a Humboldt Material Adverse Event), where such breach of representation or warranty, or such Default or Humboldt Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of Humboldt or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of Humboldt, its Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against Humboldt, shall not come within this Section 8.5.3), then, Humboldt shall pay to Tehama the sum of Five Hundred Thousand Dollars ($500,000), in cash; provided, however, that if an

Acquisition Event occurs involving Humboldt within one hundred eighty (180) days following any termination by Tehama to which this Section 8.5.3 applies, Humboldt shall pay to Tehama an additional Two Hundred Fifty Thousand Dollars ($250,000).

               8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.4, 5.5 and 9.5.

               8.5.5 In the event of the termination of this Agreement by Humboldt or Tehama for any reason other than as specified in Sections 8.5.1,
8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.4, 5.5 and 9.5.

                          ARTICLE 9. GENERAL PROVISIONS

        Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

        Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

        If to Tehama at:
                             Tehama Bancorp
                             239 S. Main St.
                             Red Bluff, California  96080
                             Fax No. (530) 528-3020
                             Attention: William P. Ellison, President/CEO

        with a copy to:
                             Shapiro, Buchman, Provine & Patton  LLP
                             1333 North California Boulevard, Suite 350
                             Walnut Creek, California  94596
                             Fax No. (925) 948-9701
                             Attention:  John W. Carr, Esq.

        If to Humboldt at:
                             Humboldt Bancorp
                             701 Fifth Street
                             Eureka, California 95501
                             Fax No. (707) 441-0214
                             Attention: Theodore S. Mason, President/CEO

        with a copy to:
                             Gary Steven Findley & Associates
                             1470 North Hundley Street
                             Anaheim, California 92806
                             Fax No. (714) 630-7910
                             Attention: Gary Steven Findley, Esq.

        Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 9.5 Nondisclosure of Agreement. Humboldt and Tehama agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 9.7 Headings/Table of Contents. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.8 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 9.10 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, Humboldt and Tehama have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

HUMBOLDT BANCORP                          TEHAMA BANCORP


By: /s/ THEODORE S. MASON              By: /s/ WILLIAM P. ELLISON
        ----------------------------          -------------------------
Name:   Theodore S. Mason              Name:  William P. Ellison


By:     ----------------------------   By:    -------------------------
Name:   ----------------------------   Name:  -------------------------